Exhibit 99.1

Agrify Corporation Announces Pricing of Upsized $54 Million Initial Public Offering

BURLINGTON, MA, January 27, 2021 // - Agrify Corporation (NasdaqCM:AGFY) (“Agrify” or the “Company”), a developer of highly advanced and proprietary precision hardware and software grow solutions for the indoor agriculture marketplace, today announced the pricing of its upsized initial public offering of 5,400,000 shares of common stock at a price of $10.00 per share for total gross proceeds of $54 million, before deducting underwriting discounts and commissions and offering expenses payable by Agrify. The shares of common stock are expected to begin trading on the Nasdaq Capital Market under the symbol “AGFY” on January 28, 2021.

Maxim Group LLC and Roth Capital Partners are acting as joint book-running managers for the offering.

Agrify has granted the underwriters a 45-day option to purchase up to an additional 810,000 shares of common stock to cover over-allotments, if any. The offering is expected to close on February 1, 2021, subject to customary closing conditions.

The offering is being conducted pursuant to the Company's registration statements previously filed with and subsequently declared effective by the Securities and Exchange Commission ("SEC"). A prospectus relating to the offering will be filed with the SEC and will be available on the SEC's website at www.sec.gov. Electronic copies of the prospectus relating to this offering, when available, may be obtained from Maxim Group LLC, 405 Lexington Avenue, 2nd Floor, New York, NY 10174, (212) 895-3745 or Roth Capital Partners, LLC, 888 San Clemente Drive, Suite 400, Newport Beach, CA 92660, (800) 678-9147.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, any security in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Agrify

We are a developer of premium grow solutions for the indoor agriculture marketplace. We use data, science, and technology to empower our customers to be more efficient, more productive, and more intelligent about how they run their businesses. Our highly advanced and proprietary hardware and software solutions have been designed to help our customers achieve the highest quality, consistency, and yield, all at the lowest possible cost. For more information, please visit our website at www.agrify.com.

Forward Looking Statements

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that may cause actual results or events to differ materially from those projected. These risks and uncertainties, many of which are beyond our control, include: the risk that the initial public offering of common stock may not close; risks relating to our growth strategy; our ability to obtain, perform under and maintain financing and strategic agreements and relationships; risks relating to the results of development activities; our ability to attract, integrate and retain key personnel; our need for additional funds; intellectual property matters; competition; as well as other risks described in the section entitled “Risk Factors” in the prospectus, which can be obtained on the SEC website at www.sec.gov. Readers are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date on which they are made and reflect management’s current estimates, projections, expectations and beliefs. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law.

Company Contacts:

Niv Krikov	Rob Kelly
Chief Financial Officer	Investor Relations
niv.krikov@agrify.com	rob@mattio.com
(617) 896-5240	(416) 992-4539